Exhibit 99.1

BankUnited, Inc. June 27, 2011

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the current views of BankUnited, Inc. (“BankUnited” or “BKU”) with respect to, among other things, future events and financial performance. BankUnited generally identifies forward-looking statements by terminology such as “outlook”, “believes,” “expects,” “potential,” “continues,” “may,” “will,” “could,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of those words or other comparable words. Any forward-looking statements contained in this presentation are based on the current plans, estimates and expectations of BankUnited. This presentation may also contain forward-looking statements in connection with BankUnited’s proposed acquisition of Herald National Bank (Herald). The inclusion of any forward-looking information regarding BankUnited or Herald should not be regarded as a representation of future plans, estimates or expectations contemplated herein will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to BKU’s and Herald’s respective operations, financial results, financial condition, business prospects, ability to complete the merger, growth, strategy and liquidity. If one or more of these or other risks or uncertainties materialize, or if the underlying assumptions prove to be incorrect, actual results may vary materially from those indicated in these statements. These factors should not be construed as exhaustive. BankUnited does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements. Information on these factors can be found in the 2010 Annual Reports on Form 10-K of BKU and HNB, and in the Quarterly Reports on Form 10-Q of BKU and HNB, filed by BKU with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s website (www.sec.gov) and filed by HNB with the Office of the Comptroller of the Currency (the “OCC”) and available at HNB’s website (www.heraldnb.com). Forward-Looking Statements

Focused on business banking in metro markets 2nd largest independent bank in Florida 81 branches $10.8 billion of assets $3.7 billion of loans $6.9 billion of total deposits #6 in Miami MSA and #11 in FL by deposit share(2) Well-managed and well-capitalized financial institution Tier 1 Leverage: 10.6% Tier 1 Risk-Based: 44.0% Total Risk-Based: 44.9% (1) Unless otherwise noted, all statistics as of March 31, 2011. (2) As of June 30, 2010. About BankUnited Company Snapshot(1) Sarasota Fort Myers Miami Fort Lauderdale West Palm Beach Tampa Opening Soon Existing Branches Orlando 3

April 28, 2009 – BankUnited, Inc. was organized by a management team led by John Kanas Initially capitalized with $945 million by investors including Blackstone, Carlyle, WL Ross and Centerbridge (management invested $36 million) May 21, 2009 – BankUnited acquired $13.6 billion in assets, assumed $12.8 billion in liabilities and received $2.2 billion in cash from the FDIC upon consummation of the Acquisition Loss Sharing Agreements executed with the FDIC to share in the losses on approximately $11.6 billion in covered assets We have received over $1.5 billion in reimbursements for losses incurred as of May 31, 2011 February 2, 2011 – BankUnited, Inc. completed successful IPO 33.35 million shares sold (which includes 4 million primary shares) at $27/share June 2, 2011 – BankUnited, Inc. and Herald National Bank executed a definitive agreement under which Herald will be acquired for approximately $71 million June 14, 2011 – Application submitted to convert BankUnited to a national bank Timeline of Significant Events 4

What Have We Done So Far? 5 Shifted to Business Banking Model Reconfigured and Expanded Branch Network Rebuilt Technology Platform Cultivated Strong Regulatory Relationships Initial Public Offering Replaced Entire Bank Senior Management Team

Impressive New Loan Growth ($MM) 6 $189 $255 $343 $541 $596 $130 $0 $0 $250 $500 $750 May 2009 Dec 2009 Mar 2010 Jun 2010 Sep 2010 Dec 2010 Mar 2011

Shift to Stable Core Deposits 7 May 2009 March 2011

Replaced Entire Bank Senior Management Team 8

Old Face Before... 9

Rolled out new company logo Eliminated non-strategic branches Consolidated our non-branch operations into one location Improved the overall presentation of our resulting footprint After 10 New Face...

Rebuilt Technology Platform 11 Information Technology Goals Deliver superior products and services to our clients Expand capacity in order to accommodate our expansion strategy and support a large regional financial institution Significant Investments Converted core deposit system to latest Fiserv product Replaced general ledger system Replacing entire loan system Upgraded anti-money laundering software Established disaster recovery infrastructure

Ongoing Supervision and Regular Onsite Examinations for Safety and Soundness Examinations and Audits for Compliance with Loss Sharing Agreements and Mortgage Servicing Cultivated Strong Regulatory Relationships Undergone full-scope regulatory examination Approved to open multiple de novo branches Approved to acquire leasing businesses Active bidder on FDIC-assisted transactions Approved to pay quarterly dividends (from bank) 12

Charter Conversion 13 Today Interim Period (Transaction close through August 2012) Post August 2012

Initial Public Offering Investor Pre-IPO Ownership Post-IPO Ownership The Blackstone Group 23.6% 14.1% The Carlyle Group 23.6% 14.1% WL Ross & Co. 23.6% 14.1% Centerbridge Partners 18.5% 11.1% Other Investors 7.0% 39.6% Management(1) 3.8% 7.0% Total 100% 100% (1) Post-IPO ownership value excludes vested options. 14 Completed successful IPO on February 2, 2011 33.35 million shares sold (which includes 4 million primary shares) at $27/share Eliminated LLC holding company and related governance

We will continue to grow in Florida 10 75 95 4 95 75 Total Deposits in Florida: $410 billion Growth rate: 2.2% (1) Source: SNL Financial. Deposit data as of June 30, 2010. 15 and we are on our way to New York Total Deposits in Manhattan: $493 billion Growth rate: 15.0% (1) Source: SNL Financial. Deposit data as of June 30, 2010. 88 90 495 390 90 81 95 495 9A 495 16

Acquisition of Herald National Bank Strategic rationale of the transaction Clean loan portfolio Herald operates under similar business model Provides platform for market entry into New York Several employees at senior and middle management positions were former employees of North Fork with market knowledge due to their many years of experience in the banking industry 17 Loan Portfolio: $322 million(1) Deposit Portfolio: $437 million(1) (1) Data as of March 31, 2011.